Exhibit 10.2

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (“Agreement”) dated March 7, 2008, is made and executed between Brooke Credit Corporation, a Delaware corporation (“Borrower”) and FIRST STATE BANK, Gothenburg, Nebraska (“Bank”). Borrower and Bank are parties to that Credit Agreement dated as of March 7, 2008 (the “Credit Agreement”). This Agreement is one of the Collateral Documents referred to therein. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Credit Agreement.

1. Pledge and Grant of Security Interest. For valuable consideration, Borrower pledges and assigns to Bank, and grants to Bank a security interest in, the Collateral to secure the Obligations and the payment and performance of all obligations of Borrower under the Credit Agreement and the other Loan Documents. This is a continuing pledge agreement and will continue in effect even though all or any part of the Obligations is paid in full and even though for a period of time the Borrower may not be indebted to Bank.

2. Collateral. The word “Collateral” as used in this Agreement means all of Borrower’s right, title and interest in and to the following described property, now owned or hereafter acquired, together with any and all present and future additions thereto, substitutions therefor, and replacements thereof, whether now existing or hereafter arising, and wherever located, together with any and all present and future certificates and/or instruments evidencing any and further together with all Income and Proceeds as described herein:

(A) Borrower’s membership (or other ownership interest, herein referred to as the “Membership Interests”) in each of the following entities (the “Pledged Securitization Entities”):

Brooke Securitization Company 2006-1, LLC, a Delaware limited liability company

Brooke Warehouse Funding, LLC, a Delaware limited liability company; and

(B) all present and future income, proceeds, earnings, increases, and substitutions from or for the Collateral of every kind and nature, including without limitation all payments, interest, profits, distributions, benefits, rights, options, warrants, dividends, stock dividends, stock splits, stock rights, regulatory dividends, subscriptions, monies, claims for money due and to become due, proceeds of any insurance on the Collateral, shares of stock of different par value or no par value issued in substitution or exchange for shares included in the Collateral, and all other property Borrower is entitled to receive an account of such Collateral, including accounts, documents, instruments, chattel paper, and general intangibles (collectively, “Income and Proceeds”).

3. Delivery of Certificates and Direction Letters. In connection with the pledge, assignment and security interests granted herein, and without limitation of the generality of the other provisions of this Agreement or any Loan Document, Borrower agrees to deliver or cause to be delivered to Bank:

(A) binding and irrevocable direction letters among the securitization trustees, Bank, Borrower and others, as the case may be, as may be necessary to direct payments from the Pledged Securitization Entities, and related payments from the Pledged Securitization Entities to Borrower (and any intermediate transfers, if applicable), to be paid to the Borrower Account maintained with Bank; and

(B) originals of all certificates representing the Membership Interests in the Pledged Securitization Entities.

4. Setoff. To the extent permitted by applicable law, Bank reserves the right of setoff in all Borrower’s accounts with Bank (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. Borrower authorizes Bank to the extent permitted by applicable law, to change or setoff all sums owing on the Obligations against any and all such accounts.

5. Representations, Warranties and Agreements. Borrower represents and warrants to and agrees with Bank that:

(A) Ownership. Borrower is the lawful owner of the Collateral free and clear of all security interests, liens, encumbrances and claims of others except as disclosed to and accepted by Bank in writing prior to execution of this Agreement.

(B) Right to Pledge. Borrower has the full right, power and authority to enter into this Agreement and to pledge the Collateral.

(C) Authority; Binding Effect. Borrower has the full right, power and authority to enter into this Agreement and to grant a security interest in the Collateral to Bank. This Agreement is binding upon Borrower as well as Borrower’s successors and assigns, and is legally enforceable in accordance with its terms. The foregoing representations and warranties, and all other representations and warranties contained in this Agreement are and shall be continuing in nature and shall remain in full force and effect until such time as this Agreement is terminated or cancelled as provided herein.

(D) No Further Assignment. Borrower has not, and shall not, sell, assign, transfer, encumber or otherwise dispose of any of Borrower’s rights in the Collateral except as provided in this Agreement.

(E) No Defaults. There are no defaults existing under the Collateral, and there are no offsets or counterclaims to the same. Borrower will strictly and promptly perform each of the terms, conditions, covenants and agreements, if any, contained in the Collateral which are to be performed by Borrower.

(F) No Violation. The execution and delivery of this Agreement will not violate any law or agreement governing Borrower or to which Borrower is a party, and its certificate or articles of incorporation and bylaws do not prohibit any term or condition of this Agreement.

(G) Financing Statements. Borrower authorizes Bank to file a UCC financing statement, or alternatively, a copy of this Agreement to perfect Bank’s security interest. At Bank’s request, Borrower additionally agrees to sign all other documents that are necessary to perfect, protect, and continue Bank’s security interest in the Property. Borrower will pay all filing fees, title transfer fees and costs involved unless prohibited by law or unless Bank is required by law to pay such fees and costs. Borrower irrevocably appoints Bank to execute documents necessary to transfer title if there is a default. Bank may file a copy of this Agreement as a financing statement. If Borrower changes Borrower’s name or address, or the name or address of any person granting a security interest under this Agreement changes, Borrower will promptly notify Bank of such change.

6. Bank’s Rights and Obligations With Respect to Collateral. Bank may hold the Collateral until all Obligations has been paid and satisfied. Thereafter Bank may deliver the Collateral to Borrower or to any other owner of the Collateral. Bank shall have the following rights in addition to all other rights Bank may have by law:

(A) Maintenance and Protection of Collateral. Bank may, but shall not be obligated to, take such steps as it deems necessary or desirable to protect, maintain, or care for the Collateral while in its possession under the terms of Section 3 of this Agreement. Bank may charge Borrower for any cost incurred in so doing. When applicable law provides more than one method of perfection of Bank’s security interest, Bank may choose the method(s) to be used. If the Collateral consists of stock, bonds or other investment property for which no certificate has been issued, Borrower agrees, at Bank’s request, either to request issuance of an appropriate certificate or to give instructions on Bank’s forms to the issuer, transfer agent, mutual fund company, or broker, as the case may be, to record on its books or records Bank’s security interest in the Collateral. Borrower also agrees to execute any additional documents, including but not limited to, a control agreement, necessary to perfect Bank’s security interest as Bank may desire.

(B) Income and Proceeds from the Collateral. Bank may receive all Income and Proceeds and add it to the Collateral. Borrower agrees to deliver to Bank immediately upon receipt, in the exact form received and without commingling with other property, all Income and Proceeds from the Collateral which may be received by, paid, or delivered to Borrower or for Borrower’s account, whether as an addition to, in discharge of, in substitution of, or in exchange for any of the Collateral.

(C) Application of Cash. At Bank’s option, Bank may apply any cash, whether included in the Collateral or received as Income and Proceeds or through liquidation, sale, or retirement, of the Collateral, to the satisfaction of the Obligations or such portion thereof as Bank shall choose, whether or not matured.

(D) All Collateral Secures Obligations. All Collateral shall be security for the Obligations, whether the Collateral is located at one or more offices or branches of Bank. This will be the case whether or not the office or branch where Borrower obtained Borrower’s loan knows about the Collateral or relies upon the Collateral as security.

(F) Collection of Collateral. Bank at Bank’s option may, but need not, collect the Income and Proceeds directly from the obligors, subject to the terms of this Agreement and the related Securitization Documents. Subject to the terms of this Agreement and the related Securitization Documents, Borrower authorizes and directs the obligors, if Bank decides to collect the Income and Proceeds, to pay and deliver to Bank all Income and Proceeds from the Collateral and to accept Bank’s receipt for the payments.

(G) Power of Attorney. Borrower irrevocably appoints Bank as Borrower’s attorney-in-fact, with full power of substitution, (a) to demand, collect, receive, receipt for, sue and recover all Income and Proceeds and other sums of money and other property which may now or hereafter become due, owing or payable from the obligors in accordance with the terms of the Collateral; (b) to execute, sign and endorse any and all instruments, receipts, checks, drafts and warrants issued in payment for the Collateral; (c) to settle or compromise any and all claims arising under the Collateral, and in the place and stead of Borrower, execute and deliver Borrower’s release and acquittance for Borrower; (d) to file any claim or claims or to take any action or institute or take part in any proceedings, either in Bank’s own name or in the name of Borrower, or otherwise, which in the discretion of Bank may seem to be necessary or advisable; and (e) to execute Borrower’s name and to deliver to the obligors on Borrower’s behalf, at the time and in the manner specified by the Collateral, any necessary instruments or documents.

(H) Perfection of Security Interest. Upon Bank’s request, Borrower will deliver to Bank any and all of the documents evidencing or constituting the Collateral. When applicable law provides more than one method of perfection of Bank’s security interest, Bank may choose the method(s) to be used. Upon Bank’s request, Borrower will sign and deliver any writings necessary to perfect Bank’s security interest.

7. Bank Expenditures. If any action or proceeding is commenced that would materially affect Bank’s interest in the Collateral or if Borrower fails to comply with any provision of this Agreement or any Loan Documents, including but not limited to Borrower’s failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Loan Documents, Bank on Borrower’s behalf may (but shall not be obligated to) take any action that Bank deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Bank for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Bank to the date of repayment by Borrower. All such expenses will become a part of the Obligations and, at Bank’s option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note’s maturity. The Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Bank may be entitled upon Default.

8. Limitation of Obligations of Bank. Bank shall use ordinary reasonable care in the physical preservation and custody of the Collateral in Bank’s possession, but shall have no other obligation to protect the Collateral or its value. In particular, but without limitation, Bank shall have no responsibility for (A) any depreciation in value of the Collateral or for the collection or protection of any Income and Proceeds from the Collateral, (B) preservation of rights against parties to the Collateral or against third persons, (C) ascertaining any maturities, calls, conversions, exchanges, offers, tenders, or similar matters relating to any Collateral, or (D) informing Borrower about any of the above, whether or not Bank has or is deemed to have knowledge of such matters. Except as provided above, Bank shall have no liability for depreciation or deterioration of the Collateral.

9. Default. Any Event of Default under the Credit Agreement shall constitute an Event of Default under this Agreement.

10. Rights and Remedies. If an Event of Default occurs under this Agreement, at any time thereafter, Bank shall have all rights of a secured party under the Uniform Commercial Code, under the Credit Agreement, under this Agreement and under the other Loan Documents and under other applicable Laws. In addition and without limitation, Bank may exercise any one or more of the following rights and remedies:

(A) Collect the Collateral. Collect any of the Collateral and, at Bank’s option and to the extent permitted by applicable law, retain possession of the Collateral which suing on the Obligations.

(C) Sell the Collateral. Subject to the terms of this Agreement, sell the Collateral, at Bank’s discretion, as a unit or in parcels, at one or more public or private sales. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Bank shall give or mail to Borrower, and other persons as required by law, notice at least (10) days in advance of the time and place of any public sale, or of the time after which any private sale may be made. However, no notice need be provided to any person who, after an Event of Default occurs, enters into an authenticates an agreement waiving that person’s right to notification of sale. Borrower agrees that any requirement of reasonable notice as to Borrower is satisfied if Bank mails notice by ordinary mail addressed to Borrower at the last address Borrower has given Bank in writing. If a public sale is held, there shall be sufficient compliance with all requirements of notice to the public in a single publication in any newspaper of general circulation in the county where the Collateral is located, setting for the time and place of sale and a brief description of the property to be sold. Bank may be a purchaser at any public sale.

(D) Sell Securities. Sell any securities included in the Collateral in a manner consistent with applicable federal and state securities laws. If, because of restrictions under such laws, Bank is unable, or believes Bank is unable, to sell the securities in an open market transaction, Borrower agrees that Bank will have no obligation to delay sale until the securities can be registered. Then Bank may make a private sale to one or more persons or to a restricted group of persons, even though such sale may result in a price that is less favorable than might be obtained in an open market transaction. Such a sale will be considered commercially reasonable. If any securities held as Collateral are “restricted securities” as defined in the Rules of the Securities and Exchange Commission (such as Regulation D or Rule 144) or the rules of state securities departments under state “Blue Sky” laws, or if Borrower or any other owner of the Collateral is an affiliate of the issuer of the securities, Borrower agrees that neither Borrower, nor any member of Borrower’s family, nor any other person signing this Agreement will sell or dispose of any securities of such issuer without obtaining Bank’s prior written consent.

(E) Rights and Remedies with Respect to Investment Property, Financial Assets and Related Collateral. In addition to other rights and remedies granted under this Agreement and under applicable law, Bank may exercise any or all of the following rights and remedies: (1) register with any issuer or broker or other securities intermediary any of the Collateral consisting of investment property or financial assets (collectively herein, “investment property”) in Bank’s sole name or in the name of

Bank’s broker, agent or nominee; (2) cause any issuer , broker, or other securities intermediary to deliver to Bank any of the Collateral consisting of securities, or investment property capable of being delivered; (3) enter into a control agreement or power of attorney with any issuer or securities intermediary with respect to any Collateral consisting of investment property, on such terms as Bank may deem appropriate, in its sole discretion, including without limitation, an agreement granting to Bank any of the rights provided hereunder without further notice to or consent by Borrower; (4) execute any such control agreement on Borrower’s behalf and in Borrower’s name, and hereby irrevocably appoints Bank as agent and attorney-in-fact, coupled with an interest, for the purpose of executing such control agreement on Borrower’s behalf; (5) exercise any and all rights of Bank under any such control agreement or power of attorney; (6) exercise any voting, conversion, registration, purchase, option, or other rights with respect to any Collateral; (7) collect, with or without legal action, and issue receipts concerning any notes, checks, drafts, remittances or distributions that are paid or payable with respect to any Collateral consisting of investment property. Any control agreement entered with respect to any investment property shall contain the following provisions, at Bank’s discretion. Bank shall be authorized to instruct the issuer, broker or other securities intermediary to take or to refrain from taking such actions with respect to the investment property as Bank may instruct, without further notice to or consent by Borrower. Such actions may include without limitation the issuance of entitlement orders, accounts instructions, general trading or buy or sell orders, transfer and redemption order, and stop loss orders. Bank shall be further entitled to instruct the issuer, broker or securities intermediary to sell or to liquidate any investment property, or to pay the cash surrender or account termination value with respect to any and all investment property, and to deliver all such payments and liquidation proceeds to Bank. Any such control agreement shall contain such authorization as are necessary to place Bank in “control” of such investment collateral, as contemplated under the provisions of the Uniform Commercial Code, and shall fully authorize Bank to issue “entitlement order” concerning the transfer, redemption, liquidation or disposition of investment collateral, in conformance with the provisions of the Uniform Commercial Code.

(F) Foreclosure. Maintain a judicial suit for foreclosure and sale of the Collateral.

(G) Transfer Title. Effect transfer of title upon sale of all or part of the Collateral. For this purpose, Borrower irrevocably appoints Bank as Borrower’s attorney-in-fact to execute endorsements, assignments and instruments in the name of Borrower and each of them (if more than one) as shall be necessary or reasonable.

(H) Other Rights and Remedies. Have and exercise any or all of the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, at law, in equity, or otherwise.

(I) Application of Proceeds. Apply any cash which is part of the Collateral, or which is received from the collection or sale of the Collateral, to reimbursement of any expenses, including any costs for registration of securities, commissions incurred in connection with sale, attorneys’ fees and court costs, whether or not there is a lawsuit and including any fees on appeal, incurred by Bank in connection with the collection and sale of such Collateral and to the payment of the Obligations of Borrower to Bank, with any excess funds to be paid to Borrower as the interests of Borrower may appear. Borrower agrees, to the extent permitted by law, to pay any deficiency after application of the proceeds of the Collateral to the Obligations.

(J) Election of Remedies. Except as may be prohibited by applicable law, all of Bank’s rights and remedies, whether evidenced by this Agreement, the Loan Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Bank to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or take action to perform an obligation of Borrower under this Agreement, after Borrower’s failure to perform, shall not affect Bank’s right to declare a default and exercise its remedies.

11. Bank Restrictions. Notwithstanding anything to the contrary in the Agreement, the Credit Agreement or any other Loan Document, Bank hereby agrees that it shall not:

(A) institute or join any other person or entity (collectively, a “Person”) in instituting against the Pledged Securitization Entities any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law,

(B) foreclose on any of the Membership Interests,

(C) contest or challenge, or join any other Person in contesting or challenging, the transfers of assets (the “Securitization Assets”) from Borrower to Pledged Securitization Entity contemplated by that certain Sale and Servicing Agreement, dated as of July 1, 2006, among Borrower, Pledged Securitization Entity and Textron Business Services, Inc. (the “Sale and Servicing Agreement”), the Loan Documents (as defined in the Sale and Servicing Agreement) or any other documents or instruments related thereto, whether on the grounds that such transfers were disguised financings, preferential transfers, fraudulent conveyances or otherwise or a transfer other than a “true sale” or a “true contribution”,

(D) contest or challenge, or join any other Person in contesting or challenging, the validity, enforceability, priority or perfection of the interest of any Securitization Asset or the validity, enforceability, priority or perfection of the interest of any assignee of the Securitization Assets in any of the Securitization Assets,

(E) (i) assert that any Person and Pledged Securitization Entity should be substantively consolidated or that Pledged Securitization Entity is not or was not a limited liability company separate and distinct from Borrower or any other Person, or (ii) challenge the valuation of any Securitization Assets,

(F) transfer any of the Membership Interests or any interest therein to any Person, unless such assignee of such interest agrees in writing to be bound by the terms of this Agreement, or assume ownership of the Membership Interests,

(G) exercise any voting rights under Pledged Securitization Entity’s Limited Liability Company Agreement,

(H) attempt to prohibit or restrict any sale or other transfer of the Securitization Assets or interfere in any manner with the transactions contemplated under the Sale and Servicing Agreement, the Loan Documents (as defined in the Sale and Servicing Agreement) or any other documents or instruments related thereto, or

(I) alter or cause the alteration of the independent director provisions of Pledged Securitization Entity’s Limited Liability Company Agreement or attempt to remove or replace any serving independent director, in any case, until one year and one day after the date on which all amounts payable to the Noteholders (as defined in the Sale and Servicing Agreement) pursuant to the Indenture and the other Loan Documents (each, as defined in the Sale and Servicing Agreement) or any other documents or instruments related thereto have been paid in full. The agreements and restrictions contained in this section entitled “Bank Restrictions” (collectively, the “Bank Restrictions”) will survive the termination of this Agreement, the Credit Agreement or any documents related hereto or thereto. Bank also hereby acknowledges and agrees that neither Pledged Securitization Entity nor the Trustee (as defined in the Sale and Servicing Agreement) has a fiduciary duty to Bank based on the pledge of the Membership Interests under this Agreement. Notwithstanding anything to the contrary contained herein, Bank shall have the right, subject to the Uniform Commercial Code and all other applicable laws, to exercise all rights, remedies and privileges of an assignee of, and holder of a security interest covering, all rights and claims to dividends, distributions, profits, return of capital, repayment of debt, or payments of any kind or nature payable to Borrower as a member of Pledged Securitization Entity pursuant to the Pledged Securitization Entity’s Limited Liability Company Agreement (collectively, “Distributions”), including Bank’s rights pursuant to the direction letter from Borrower to Pledged Securitization Entity and the related withdrawal authorization letter, to transfer all Distributions from Pledged Securitization Entity’s deposit account maintained with Bank (whether prior to or following an Event of Default). No amendment of the Bank Restrictions shall be effective unless the parties hereto receive the prior written consent of the Trustee. The Trustee, on behalf of the Noteholders, is an express third party beneficiary of the Bank Restrictions. Bank Restrictions shall become effective when this Agreement is executed and delivered by each of the parties hereto and will thereafter be binding upon and inure to the benefit of the Trustee and the Noteholders and each of their respective successors and assigns.

11. Miscellaneous.

(A) Amendments. This Agreement, together with any Loan Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

(B) Attorneys’ Fees; Expenses. Bank may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include all reasonable costs incurred in the collection of the Obligations, including but not limited to, court costs, attorneys’ fees and collection agency fees, except that such costs of collection shall not include recovery of both attorneys’ fees and collection agency fees.

(C) Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

(D) Governing Law. With respect to procedural matters related to the perfection and enforcement of Bank’s rights against the Collateral, this Agreement will be governed by federal law applicable to Bank and to the extent not preempted by federal law, the laws of the State of Delaware. In all other respects, this Agreement will be governed by federal law applicable to Bank and, to the extent not preempted by federal law, the laws of the State of Nebraska without regard to its conflicts of law provisions. However, if there ever is a question about whether any provision of this Agreement is valid or enforceable, the provision that is questioned will be governed by whichever state or federal law would find the provision to be valid and enforceable. The loan transaction that is evidenced by the Note and this Agreement has been applied for, considered, approved and made, and all necessary loan documents have been accepted by Bank in the State of Nebraska.

(E) Choice of Venue. If there is a lawsuit, Borrower agrees upon Bank’s request to submit to the jurisdiction of the courts of Douglas County, State of Nebraska.

(F) No Waiver. Bank shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Bank. No delay or omission on the part of Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver by Bank of a provision of this Agreement shall not prejudice or constitute a waiver of Bank’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Bank, nor any course of dealing between Bank and Borrower, shall constitute a waiver of any of Bank’s rights or of any of Borrower’s obligations as to any future transactions. Whenever the consent of Bank is required under this Agreement, the granting of such consent by Bank in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Bank.

(G) Notices. Any notice required to be given under this Agreement shall be given in the manner and to the addresses as provided in the Credit Agreement.

(H) Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

(I) Successors and Assigns. Subject to any limitations stated in this Agreement on transfer of Borrower’s interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Borrower, Bank, without notice to Borrower, may deal with Borrower’s successors with reference to this Agreement and the Obligations by way of forbearance or extension without releasing Borrower from the obligations of this Agreement or liability under the Obligations.

(J) Survival of Representations and Warranties. All representations, warranties, and agreements made by Borrower in this Agreement shall survive the execution and delivery of this Agreement, shall be continuing in nature, and shall remain in full force and effect until such time as Borrower’s Obligations shall be paid in full.

(K) Time is of the Essence. Time is of the essence in the performance of this Agreement.

BORROWER HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS COMMERCIAL PLEDGE AGREEMENT AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED AS OF THE DATE FIRST ABOVE WRITTEN.

BORROWER:

BROOKE CREDIT CORPORATION

By:	By:

BANK:

FIRST STATE BANK

By: